INVESTMENT REPRESENTATIONS CERTIFICATE

The undersigned, John Falkner ("Purchaser"), hereby makes the following representations to Horizon Bancorporation, Inc., a Florida corporation (the "Company"), in connection with his purchase from the Company, pursuant to and in accordance with the Subscription Agreement, dated the date hereof, of One Hundred Thousand (100,000) Units (herein so called), each consisting of one share of Common Stock, par value $.01, of the Company ("Share"), and a Warrant (herein so called) to purchase one-half of one Share, for $6.00 in cash per Unit, or $600,000 in cash in the aggregate.

Purchaser hereby represents and warrants that:

1. Purchaser is an experienced investor in unregistered and restricted securities of companies. Purchaser understands that this investment involves substantial risks.

2. Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Units and, by reason of Purchaser's financial and business experience, Purchaser has the capacity to protect Purchaser's interest in connection with the acquisition of the Units. Purchaser is financially able to bear the economic risk of the investment, including the total loss thereof. Purchaser is an "accredited investor" as defined in Rule 501 (a) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

3. Purchaser acknowledges that the Company will be relying on Purchaser's representations in determining, among other things, whether there are reasonable grounds to believe that Purchaser qualifies as a suitable purchaser for the purposes of the proposed investment. In this connection, Purchaser submits the following information:
(a)	Name: John Falkner Age: 50 Marital Status: Married Social Security Number: ###-##-####
(b)	Home Address: 51450 CR 352 Decatur, Michigan Home telephone number: 269-423-7503
(c)

Firm Name: Falkner Produce
Nature of Business: Agriculture
Position/Title: Owner
Length of Time in Position: 25 years
Business Address: 51450 CR 352
Decatur, Michigan
Business Telephone Number: 269-423-8766

(d)	Send Correspondence to: Home ___ Business X
(e)	Each prior employment position or occupation during the last five years, giving dates: N/A
(f)	Any business or professional education, indicating degrees received, if any: N/A
(g)	In order for the Company to confirm that Purchaser qualifies as an "accredited investor" under Regulation D of the Securities Act:
(1) Purchaser's net worth (together with the net worth of Purchaser's spouse) is in excess of $1 million. X Yes ___ No
(2) For 2001 and 2002 Purchaser's actual, and for 2003 Purchaser's estimated, annual gross income was or is in excess of $200,000 (do not include the income of Purchaser's spouse). X Yes ___ No
(3) For 2001 and 2002 Purchaser's joint actual, and for 2003 Purchaser's joint estimated, annual gross income was or is in excess of $300,000 (include the income of Purchaser's spouse). X Yes ___ No
(h)	In which state does Purchaser currently:
(1) Maintain a primary residence? Michigan
(2) Maintain a secondary residence? Florida
(3) Vote? Michigan
(4) File income tax returns? Michigan
(5) Maintain a driver's license? Michigan

4. Purchaser has received and reviewed all information Purchaser considers necessary or appropriate for deciding whether to purchase the Units. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of the purchase of the Units and regarding the business, financial affairs and other aspects of the Company.

5. Purchaser acknowledges that neither the Shares nor the Warrants have been registered under the Securities Act, or qualified under applicable blue sky laws, in reliance, in part, on the representations and warranties herein. The Shares and Warrants are being acquired by Purchaser for investment purposes for Purchaser's own account only and not for sale or with a view to distribution of all or any part of such Shares or Warrants. No other person will have any direct or indirect beneficial interest in the Shares or the Warrants.

6. Purchaser understands that both the Shares and the Warrants are "restricted securities" under the federal securities laws in that such securities will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. In this connection, Purchaser represents that Purchaser understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 of the Securities Act, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities." The Company is under no obligation to register the Shares or the Warrants on behalf of Purchaser or to assist Purchaser in complying with any exemption from registration.

7. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares or the Warrants purchased hereunder unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, Purchaser shall have furnished Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

(c) In the case of any disposition of any of the Shares or the Warrants pursuant to Rule 144, in addition to the matters set forth in paragraph 7(b) above, Purchaser shall promptly forward to the Company a copy of any Form 144 filed with the Securities and Exchange Commission (the "SEC") with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with Rule 144. If Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition by Purchaser have changed from its present interpretations thereof, Purchaser shall provide the Company with such additional documents as it may reasonably require.

8. Purchaser understands that the certificates evidencing the Shares may bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT"), IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 517.061(11)(a) OF THE FLORIDA ACT, AND HAVE NOT BEEN REGISTERED UNDER ANY OTHER STATE SECURITIES LAW OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING AN INTEREST IN SUCH SHARES, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FLORIDA ACT, THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (ii) AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE TRANSACTION BY WHICH SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, IS OTHERWISE IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACTS."

9. Purchaser shall indemnify and hold harmless the Company and each of its directors, officers, employees, representatives, and control persons (collectively, the "Indemnified Parties") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, based upon or arising out of any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by Purchaser to the Company concerning Purchaser or its financial position in connection with the offering or sale of the Units, from and against any and all losses, liabilities, charges, costs and expenses (including attorneys' fees, judgments, fines and amounts paid in settlement), as incurred, in connection with such action, suit, or proceeding.

10. Information obtained in connection with Purchaser's subscription for the Units (whether oral or written) is confidential and nonpublic, and all such information shall be kept in confidence by Purchaser and shall neither be used by Purchaser to Purchaser's personal benefit (other than in connection with Purchaser's subscription for the Units) nor disclosed to any third party for any reason; provided, that this obligation shall not apply to disclosure required by law or to any such information that (i) is part of the public knowledge or literature and readily accessible as of the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements including, without limitation, any agreement they may have with the Company).

IN WITNESS WHEREOF, this Certificate is dated as of August 12, 2003.

/S/ John Falkner

John Falkner